UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 28, 2011 (February 28, 2011)

KALLO INC.
formerly, Diamond Technologies Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

15 Allstate Parkway, Suite 600
Markham, Ontario
Canada   L3R 5B4
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On February 28, 2011, we terminated, MaloneBailey, LLP, 10350 Richmond Avenue, Suite 800, Houston, Texas 77042 as our independent registered public accounting firm.  The decision to dismiss MaloneBailey, LLP as our independent registered public accounting firm was approved by our Board of Directors on February 25, 2010.  Except as noted in the paragraph immediately below, the reports of MaloneBailey, LLP’s financial statements for the years ended December 31, 2009 and 2008 and for the period January 1, 2010 through September 30, 2010 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of MaloneBailey, LLP on our financial statements as of and for the years ended December 31, 2009 and 2008 and for the period January 1, 2010 through September 30, 2010 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered negative working capital, had experienced negative cash flows from continuing operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

During the years ended December 31, 2009 and 2008 and for the period January 1, 2010 through September 30, 2010, and through February 28, 2011,  we have not had any disagreements with MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to MaloneBailey, LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years or in connection with its reports in any subsequent interim period through the date of dismissal.

During the years ended December 31, 2009 and 2008 and through February 28, 2011, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On February 28, 2011, we delivered a copy of this report to MaloneBailey, LLP. MaloneBailey, LLP issued its response.  The response stated that it agreed with the foregoing disclosure.  A copy of MaloneBailey, LLP’s response is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

On February 28, 2011, we engaged Collins Barrow Toronto LLP, Collins Barrow Place, 11 King Street West, Suite 700, Box 27, Toronto, Ontario, Canada M5H 4C7 an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors. We have not consulted with Collins Barrow Toronto LLP on any accounting issues prior to engaging them as our new auditors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with Collins Barrow Toronto LLP regarding either:

1.
The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that MaloneBailey, LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

16.1	Letter from MaloneBailey, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of February, 2011.

KALLO INC.

BY:	JOHN CECIL
John Cecil, Chief Executive Officer